Exhibit 10.1

EXECUTION COPY

FAIR ISAAC CORPORATION

1.5% SENIOR CONVERTIBLE NOTES, SERIES B DUE AUGUST 15, 2023

INDENTURE
DATED AS OF MARCH 31, 2005

WELLS FARGO BANK, NATIONAL ASSOCIATION
AS TRUSTEE

-i-

(continued)

(continued)

(continued)

		Page
SECTION 12.11.	SUCCESSORS	64
SECTION 12.12.	MULTIPLE COUNTERPARTS	64
SECTION 12.13.	SEPARABILITY	64
SECTION 12.14.	TABLE OF CONTENTS, HEADINGS, ETC	64

CROSS-REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION
Section	310(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.8; 9.10
	(c)	N.A.
Section	311(a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312(a)	2.5
	(b)	12.3
	(c)	12.3
Section	313(a)	9.6
	(b)(1)	N.A.
	(b)(2)	9.6
	(c)	9.6; 12.2
	(d)	9.6
Section	314(a)	6.2; 6.4; 12.2
	(b)	N.A.
	(c)(1)	12.4(a)
	(c)(2)	12.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.4(b)
	(f)	N.A.
Section	315(a)	9.1(b)
	(b)	9.5; 12.2
	(c)	9.1(a)
	(d)	9.1(c)
	(e)	8.11
Section	316(a)(last sentence)	2.9
	(a)(1)(A)	8.5
	(a)(1)(B)	8.4
	(a)(2)	N.A.
	(b)	8.7
	(c)	12.5
Section	317(a)(1)	8.8
	(a)(2)	8.9
	(b)	2.4

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of March 31, 2005 is between Fair Isaac Corporation, a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wells Fargo Bank, National Association a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

     In consideration of the premises and the tender of the Existing Securities in exchange for the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company’s 1.5% Senior Convertible Notes, Series B due August 15, 2023.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1. DEFINITIONS.

     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means any Registrar, Paying Agent or Conversion Agent.

     “Applicable Conversion Rate” means the Conversion Rate on any Trading Day.

     “Applicable Conversion Reference Period” means:

•	for Securities tendered for conversion after the Company has specified a Redemption Date, Change in Control Purchase Date or Repurchase Date for those Securities, the ten (10) consecutive Trading Days beginning on the third Trading Day following the date of such notice; or

•	in all other cases, the ten (10) consecutive Trading Days beginning on the third Trading Day following the date the Securities are tendered for conversion.

     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

     “Applicable Stock Price” means an amount equal to the average of the Closing Sale Prices during the Applicable Conversion Reference Period. If application of the definition of Applicable Stock Price results in a value inconsistent with the purpose of the provisions of this Indenture, the Applicable Stock Price shall be the fair value of a share of Common Stock as reasonably determined in good faith by the Board of Directors (whose determination shall be conclusive).

     “Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

     “Business Day” means each day that is not a Legal Holiday.

     “Calculation Agent” means the calculation agent from time to time appointed by the Company pursuant to Section 5.1(e).

     “Capital Stock” or “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

     “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     “Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

     “Closing Sale Price” means, with respect to the Company’s Common Stock on any date, the last reported per share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Company’s Common Stock then is listed, or if the Company’s Common Stock is not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the Company’s Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.

     “Common Stock” means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter Company means the successor Company.

     “Contingent Interest” means interest payable with respect to the Securities for any six-month period from February 15 through August 14 and from August 15 through February 14, commencing with the six-month period beginning on August 15, 2008, if the average of the Trading Prices of a Security for the five consecutive Trading Day period immediately preceding the first day of the applicable six-month period equals 120% or more of the sum of the principal amount of, plus accrued and unpaid regular interest on, the Security.

The amount of contingent interest payable per Security in respect of any six-month period will equal 0.25% per annum of the average of the Trading Prices of the Securities for the five Trading Day period immediately preceding such six-month period.

     “Conversion Rate” means, with respect to each $1,000 principal amount of Securities, $1,000 divided by the Conversion Price, as such Conversion Price is adjusted in accordance with Section 4.6.

     “Conversion Value” means an amount equal to (a) the Applicable Conversion Rate, multiplied by (b) the Applicable Stock Price.

     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (Fair Isaac Corporation — 1.5% Senior Convertible Notes, Series B due August 15, 2023) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

     “Daily Share Amount” means a number of shares of Common Stock, for each Security and on each Trading Day in the Applicable Conversion Reference Period, which is equal to the greater of:

     (a) zero; or

     (b) a number of shares of Common Stock determined by the following formula:

(Closing Sale Price on such Trading Day x Applicable Conversion Rate) - $1,000
10 x Closing Sale Price on such Trading Day

     “Default” or “default” means, when used with respect to the Securities, any event that is or, after notice or passage of time or both, would be an Event of Default.

     “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Final Maturity Date” means August 15, 2023.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     “Global Security” means a permanent global security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 2 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     “Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

     “Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, Assistant Controller, the Secretary or any Assistant Secretary of the Company.

     “Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee in the case of such opinions rendered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     “Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     “Restricted Global Security” means a Global Security that is a Restricted Security.

     “Restricted Security” means a Security required to bear the restricted legend called for by footnote 2 in the form of Security set forth in Exhibit A of this Indenture.

     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

     “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

     “SEC” means the Securities and Exchange Commission.

     “Securities” means the 1.5% Senior Convertible Notes, Series B due August 15, 2023 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.

     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     “Trading Day” means a day during which trading in securities generally occurs on The New York Stock Exchange, or, if the Common Stock is not quoted on The New York Stock Exchange, on the principal other market on which the Common Stock is then traded, other than a day on which a material suspension of or limitation on trading is imposed that affects either The New York Stock Exchange (or, if applicable, such other market) in its entirety or only the shares of Common Stock, by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise, or on which The New York Stock Exchange (or, if applicable, such other market) cannot clear the transfer of the Company’s securities due to an event beyond the Company’s control.

     “Trading Price” means, with respect to the Securities on any date of determination, the average of the secondary market bid quotations per Security obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will equal (a) the applicable Conversion Rate of the Securities multiplied by (b) the sale price of the Common Stock on such determination date.

     “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

     “Trust Officer” or “Authorized Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

     “Unrestricted Global Security” means a Global Security that is not a Restricted Security.

     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

     “Voting Stock” of a Person means any class or classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     SECTION 1.2. OTHER DEFINITIONS.

Term	Defined in Section
“Agent Members”	2.1
“Average Sale Price”	4.1	(a)
“Bankruptcy Law”	8.1
“Capital Stock Determination Date”	4.6	(a)
“Change in Control”	3.8	(a)
“Change in Control Company Notice”	3.8	(a)
“Change in Control Purchase Date”	3.8	(a)
“Change in Control Purchase Notice”	3.8	(c)
“Change in Control Purchase Price”	3.8	(a)
“Company Order”	2.2
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Obligation”	4.14	(a)
“Conversion Price”	4.6
“Current Market Price”	4.6	(b)
“Custodian”	8.1
“Depositary”	2.1	(a)
“Determination Date”	4.6	(a)
“Dividend Determination Date”	4.6	(a)
“Effective Date”	5.1
“Event of Default”	8.1
“Existing Securities”	2.1
“Expiration Date”	4.6	(a)
“Expiration Time”	4.6	(a)
“Instrument”	8.1
“Legal Holiday”	12.7
“Legend”	2.12
“Make-Whole Premium”	5.1
“Make-Whole Premium Table”	5.1
“Make-Whole Premium Upon Conversion Notice”	5.1
“Minimum Conversion Price”	4.6	(b)
“Net Share Amount”	4.14
“Net Shares”	4.14
“Notice of Default”	8.1
“Notice of Redemption”	3.3
“Paying Agent”	2.3
“Primary Registrar”	2.3
“Principal Return”	4.14
“Public Acquirer Change in Control”	4.14	(c)
“Public Acquirer Change in Control Notice”	4.14	(c)
“Public Acquirer Common Stock”	4.14	(c)
“Purchased Shares”	4.6	(a)
“Redemption Date”	3.1

Term	Defined in Section
“Redemption Price”	3.1
“Registrar”	2.3
“Repurchase Date”	3.11	(a)
“Repurchase Election Notice”	3.11	(b)
“Repurchase Notice”	3.11	(b)
“Repurchase Price”	3.11	(a)
“Rights Determination Date”	4.6	(a)
“Rights Plan”	4.6	(c)
“Stock Price”	5.1
“Stock Price Cap”	5.1
“Stock Price Threshold”	5.1
“Trigger Event”	4.6	(c)
“Unissued Shares”	3.8	(a)

     SECTION 1.3. TRUST INDENTURE ACT PROVISIONS.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     “indenture securities” means the Securities;

     “indenture security holder” means a Securityholder;

     “indenture to be qualified” means this Indenture;

     “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.4. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (A) a term has the meaning assigned to it;

          (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (C) words in the singular include the plural, and words in the plural include the singular;

          (D) provisions apply to successive events and transactions;

          (E) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

          (F) the masculine gender includes the feminine and the neuter;

          (G) references to agreements and other instruments include subsequent amendments thereto; and

          (H) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

     SECTION 2.1. FORM AND DATING

     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities are being offered in an exchange transaction exempt from, or not subject to, the registration requirements of the Securities Act by the Company in exchange for an equal principal amount of the Company’s 1.5% Senior Convertible Notes due August 15, 2023 (the “Existing Securities”) tendered in exchange therefor by the holders thereof in an exchange transaction exempt from, or not subject to, the registration requirements of the Securities Act.

     (a) Global Securities. Each Security issued in exchange for an Existing Security which at the time of exchange (i) bears CUSIP Number 303250 AA 2 shall be issued initially in the form of one or more Restricted Global Securities, and (ii) bears CUSIP Number 303250 AB 0 shall be issued initially in the form of one or more Unrestricted Global Securities, in each case of (i) and (ii) above, duly executed by the Company and authenticated by the Trustee as hereinafter provided, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. The aggregate principal amount of the Restricted Global Securities or Unrestricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary or its nominee (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or held by the Trustee as custodian for the Depositary, or otherwise pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO FAIR ISAAC CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

     SECTION 2.2. EXECUTION AND AUTHENTICATION.

     An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $399,674,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide whether such Securities will be represented by a Restricted Global Security or an Unrestricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $399,674,000 except as provided in Section 2.7.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

     The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

     The Company hereby initially designates the Trustee, and the Trustee hereby accepts its designation, as Paying Agent, Registrar, Primary Registrar, Securities Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee or any affiliate of the Trustee in the Borough of Manhattan, The City of New York, New York (which shall initially be Wells Fargo Corporate Trust, c/o The Depository Trust Company, 1st Floor – TADS Dept., 55 Water Street, New York, New York 10041, one such office or agency of the Company for each of the aforesaid purposes.

     SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

     Prior to 12:00 p.m., New York City time, on each due date of the principal of or interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     SECTION 2.5. SECURITYHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.6. TRANSFER AND EXCHANGE.

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.7, 2.10, 2.12(a), 3.6, 3.12, 4.2(f) or 11.5.

     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.7. REPLACEMENT SECURITIES.

     If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed, purchased or repurchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase, repurchase or convert such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.8. OUTSTANDING SECURITIES.

     Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide purchaser.

     If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, Repurchase Date, a Change in Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after that date such Securities (or portions thereof, as the case may be) cease to be outstanding and interest on them ceases to accrue; provided that any notice of such redemption, repurchase or purchase has been given pursuant to this Indenture.

     Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     SECTION 2.9. TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

     SECTION 2.10. TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

     SECTION 2.11. CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, repurchase, payment or conversion. The Trustee and no one else shall promptly cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall dispose of the canceled Securities in accordance with its standard procedures and deliver certification that such Securities have been canceled to the Company. All Securities that are redeemed, purchased, repurchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date may be delivered to the Trustee for cancellation, or the Company may hold or resell such Securities; provided that all Securities delivered to the Trustee for cancellation may not be reissued or resold and shall be canceled promptly by the Trustee. Without limitation to the foregoing, any Securities acquired by any investment banks or other purchasers pursuant to Section 3.7 shall be surrendered for conversion and thereafter canceled, and may not be reoffered, sold or otherwise transferred.

     SECTION 2.12. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends called for by footnote 2 set forth on the forms of Securities attached hereto as Exhibit A setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

     (c) Subject to the succeeding paragraph, every Security issued in exchange for an Existing Security bearing CUSIP Number 303250 AA 2 shall initially be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar, addressed to the Company and the Registrar and in form acceptable to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

     (e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (f) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such

Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     SECTION 2.13. CUSIP NUMBERS.

     The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION, PURCHASE AND REPURCHASE

     SECTION 3.1. RIGHT TO REDEEM; NOTICE TO TRUSTEE.

     The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after August 15, 2008, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, together with accrued and unpaid interest up to, but not including, the date selected by the Company for redemption of the Securities (such price the “Redemption Price” and such date the “Redemption Date”); provided that if the Redemption Date occurs after a record date for the payment of interest and prior to the interest payment date related to such record date, interest will be payable to the Holders in whose names the Securities are registered on the Redemption Date.

     If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee at least 30 days (but no fewer than 20 days) prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

     SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all of the Securities are to be redeemed, the Trustee shall, unless the procedures of the Depositary require otherwise, not fewer than 20 nor more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, on a pro rata basis, in such other manner as the Trustee deems appropriate or otherwise in accordance with the applicable procedures of the Depositary. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

     No sinking fund is provided for the Securities.

     SECTION 3.3. NOTICE OF REDEMPTION.

     At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption (a “Notice of Redemption”) to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Primary Registrar’s books.

     The Notice of Redemption shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the then current Conversion Price;

          (4) the name and address of each Paying Agent and Conversion Agent;

          (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

          (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements in paragraph 9 of the Securities;

          (7) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price, plus accrued interest, if any upon presentation and surrender to a Paying Agent of the Securities; and

          (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request given at least 30 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee), which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (8) of the preceding paragraph, the Trustee shall give the Notice of Redemption to each Holder in the Company’s name and at the Company’s expense.

     SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

     Once the Notice of Redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price; provided that if the Redemption Date occurs after a record date for the payment of interest and prior to the interest payment date related to such record date, interest will be payable to the Holders in whose names the Securities are registered on the Redemption Date.

     SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

     Prior to 12:00 p.m. New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     SECTION 3.6. SECURITIES REDEEMED IN PART.

     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.7. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

     In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 12:00 p.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 12:00 p.m. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

     SECTION 3.8. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL.

     (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Change in Control (the “Change in Control Purchase Date”) at a purchase price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date (the “Change in Control Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

     A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

          (1) any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

          (2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

          (3) the holders of capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof).

For the purpose of the definition of “Change in Control”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares (as defined below) deemed to be held by the “person” or “group” (as such terms are defined above) or other person with respect to which the Change in Control determination is being made, all Unissued Shares (as defined below) deemed to be held by all other persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.” The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

     Notwithstanding anything to the contrary set forth in this Section 3.8, a Change in Control will not be deemed to have occurred if either:

          (X) after August 15, 2008, the Closing Sale Price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

          (Y) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights in the merger or consolidation) in the merger or consolidation otherwise constituting the Change in Control consists of shares of common stock, depository receipts or other certificates representing common equity interests, traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock, depository receipts or other certificates representing common equity interests or a cash amount based on the value of such common stock, depositary receipts or other certificates representing common equity interests or a combination of such cash amount and such common stock, depository receipts or other certificates representing common equity interests.

     (b) Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

          (1) the date of such Change in Control and, briefly, the events causing such Change in Control and the terms and conditions thereof;

          (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

          (3) the Change in Control Purchase Date;

          (4) the Change in Control Purchase Price;

          (5) the Holder’s right to require the Company to purchase the Securities;

          (6) briefly, the conversion rights of the Securities;

          (7) the name and address of each Paying Agent and Conversion Agent;

          (8) the Conversion Price and any adjustments thereto;

          (9) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 4 of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (10) the procedures that the Holder must follow to exercise rights under this Section 3.8;

          (11) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

          (12) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

     If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities. At the Company’s expense and written request received not less than 5 Business Days after the occurrence of a Change in Control (unless a shorter period shall be satisfactory to the Trustee), the Trustee shall give notice of such Change in Control on behalf of the Company; provided, however, that in all cases the text of such notice shall be prepared by the Company.

     (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the

Depositary’s customary procedures) of the exercise of such rights (a “Change in Control Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date.

     The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

     The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.14 also apply to the purchase of such portion of such Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

     A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

     Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

     SECTION 3.9. EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE.

     Upon receipt by any Paying Agent of a properly completed Change in Control Purchase Notice and Securities from a Holder in accordance with Section 3.8(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

     A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of

$1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

     SECTION 3.10. DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE.

     On or before 12:00 p.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

     SECTION 3.11. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON SPECIFIED DATES.

     (a) The Holders may require the Company to repurchase any outstanding Securities for cash, in accordance with the provisions of paragraph 7 of the Securities, on August 15, 2007, August 15, 2008, August 15, 2013 or August 15, 2018 (each a “Repurchase Date”) at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest to, but not including, the applicable Repurchase Date (the “Repurchase Price”); provided that if such Repurchase Date is an interest payment date, interest on the Securities will be payable to the Holders in whose names the Securities are registered on such Repurchase Date.

     (b) The Company shall give written notice of the applicable Repurchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law, not less than 20 Business Days prior to each Repurchase Date (the “Repurchase Notice”). Each Repurchase Notice shall include a repurchase election notice, in substantially the form included in Exhibit A attached hereto (a “Repurchase Election Notice”), to be completed by a Securityholder. Each Repurchase Notice shall state:

          (1) the Repurchase Price, the Repurchase Date and the Conversion Price in effect;

          (2) the name and address of the Paying Agent and the Conversion Agent;

          (3) that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible in accordance with Article 4 hereof and paragraph 9 of the Securities only to the extent that the Repurchase Election Notice has been withdrawn in accordance with the terms of this Indenture;

          (4) that Securities must be surrendered to the Paying Agent to collect payment;

          (5) that the Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in subclause (4) above;

          (6) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;

          (7) briefly, the conversion rights of the Securities;

          (8) the procedures for withdrawing a Repurchase Election Notice (including pursuant to the terms of Section 3.11(d));

          (9) that, unless the Company defaults in making payment on Securities for which a Repurchase Election Notice has been submitted, interest, if any, on such Securities will cease to accrue on and after the Repurchase Date; and

          (10) the CUSIP number of the Securities.

     If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

     At the Company’s written request received not less than 25 Business Days prior to each Repurchase Date (unless a shorter period shall be satisfactory to the Trustee), the Trustee shall give such Repurchase Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Repurchase Notice shall be prepared by the Company.

     (c) Repurchases of Securities by the Company pursuant to this Section 3.11 shall be made, at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent by the Holder of the Repurchase Election Notice at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on the fifth Business Day prior to such Repurchase Date stating:

               (A) the certificate number of the Security which the Holder will deliver to be purchased;

               (B) the portion (which may be 100%) of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof; and

               (C) that such Security shall be purchased as of the applicable Repurchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Section 3.11 of this Indenture.

          (2) delivery of such Security to the Paying Agent at any time after delivery Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent. Delivery of such

Security shall be a condition to receipt by the Holder of the Repurchase Price therefor. The Repurchase Price shall be paid pursuant to this Section 3.11 only if the Security delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Election Notice, as determined by the Company.

     (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Election Notice contemplated by this Section 3.11 shall have the right to withdraw such Repurchase Election Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:

          (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;

          (2) the aggregate principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (3) the aggregate principal amount, if any, of such Security which remains subject to the original Repurchase Election Notice and which has been or will be delivered for purchase by the Company.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Election Notice or written notice of withdrawal thereof.

     (e) On or before 12:00 p.m. (local time in The City of New York) on the applicable Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on such Repurchase Date) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be purchased as of the applicable Repurchase Date. The manner in which the deposit required by this Section 3.11(e) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the applicable Repurchase Date.

     If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Repurchase Price of any Security for which a Repurchase Election Notice has been tendered and not withdrawn on the applicable Repurchase Date, then, on the applicable Repurchase Date, such Security will cease to be outstanding and interest will cease to accrue on such Security, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price as aforesaid) and interest will cease to accrue on such Security.

     The Repurchase Price shall be paid to such Holder with respect to Securities for which a Repurchase Election Notice has been tendered and not withdrawn, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Security (provided the conditions in Section 3.11(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.11(c). Securities in respect of which a Repurchase Election Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Repurchase Election Notice, unless the Securities are otherwise then convertible in accordance with Article 4 and such Repurchase Election Notice has first been validly withdrawn as specified in Section 3.11(d).

     The Company shall purchase from the Holder thereof, pursuant to this Section 3.11, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     (f) There shall be no purchase of any Securities pursuant to this Section 3.11 if there has occurred (prior to, on or after as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Election Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Election Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price) in which case, upon such return, the Repurchase Election Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 3.12. SECURITIES PURCHASED IN PART.

     Any Security that is to be purchased or repurchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date or the Repurchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased or repurchased.

     SECTION 3.13. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

     In connection with any offer to purchase or repurchase or any purchase or repurchase of Securities under Section 3.8 or 3.11, the Company shall (a) comply with Rule and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.12 and 3.14 to be exercised in the time and in the manner specified therein.

     SECTION 3.14. REPAYMENT TO THE COMPANY.

     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 or 3.11 exceeds the aggregate Change in Control Purchase Price or Repurchase Price, as applicable, together, in each case with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase or repurchase, then promptly after the Change in Control Purchase Date or Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

ARTICLE 4

CONVERSION

     SECTION 4.1. CONVERSION PRIVILEGE.

     (a) Subject to the further provisions of this Article 4, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into the Principal Return and Net Share Amount, if any, upon the occurrence of the conditions set forth in (1), (2), (3) or (4), below, during the time periods indicated therein, at the Conversion Price then in effect:

          (1) Closing Sale Price Condition.

               (A) A Holder may surrender any Securities held by such Holder for conversion (x) prior to August 15, 2021, during any fiscal quarter, if the Closing Sale Price of the Common Stock, for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last day of the immediately preceding fiscal quarter, is more than 120% of the Conversion Price on each corresponding Trading Day or (y) at any time after the Closing Sale Price of the Common Stock on any date after August 15, 2021 through the Business Day immediately prior to the Final Maturity Date, is more than 120% of the then current Conversion Price; provided that for the purpose of Section 4.1(a)(1)(A)(x), the period from the first day of the fiscal quarter that includes August 15, 2021 to August 15, 2021 shall be deemed to be a fiscal quarter prior to August 15, 2021.

               (B) The Conversion Agent, will, on behalf of the Company, determine if the Securities are convertible as a result of the Closing Sale Price of the Common Stock and notify the Company and the Trustee. The Conversion Agent shall make this determination and provide the appropriate notification (x) on and prior to August 15, 2021, on the first Trading Day of each fiscal quarter and (y) after August 15, 2021, on a daily basis.

          (2) Trading Price Condition.

               (A) A Holder may surrender its Securities for conversion, during the five consecutive Business Day period following any 10 consecutive Trading Day period in which the average of the Trading Prices for a Security was less than 98% of the average of the Closing Sale Prices of the Common Stock for such 10 Trading-Day period (the “Average Sale Price”) multiplied by the applicable Conversion Rate. If, however, on the Trading Day immediately preceding the Conversion Date, the Closing Sale Price of the Common Stock is greater than 100% of the Conversion Price but less than or equal to 120% of the Conversion Price, then Holders converting their Securities will receive cash with a value equal to 100% of the principal amount of the Securities being converted on the Conversion Date.

               (B) The Trustee will determine the Trading Price after being requested to do so by the Company. However, the Company will have no obligation to make that request unless a Holder provides the Company with reasonable evidence that the Trading Price may be less than 98% of the Average Sale Price of the Common Stock multiplied by the applicable Conversion Rate for the applicable period. If a Holder provides such evidence, the Company will instruct the Trustee to determine the Trading Price of the Securities for the applicable period.

          (3) Call for Redemption. A Holder may surrender for conversion any Securities called for redemption at any time prior to the close of business one Business Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time. If a Holder has already delivered a Repurchase Notice or a Change in Control Purchase Notice with respect to a Security at the time the call for redemption is made, however, the Holder may not surrender such Security for conversion until the Holder has withdrawn such notice in accordance herewith.

          (4) Specified Corporate Transactions.

               (A) Even if none of the conditions described in subsections (1), (2) and (3), above has occurred, if the Company elects to: (i) distribute to all holders of Common Stock rights or warrants entitling such holders to purchase, for a period expiring within 60 days, Common Stock at less than the Current Market Price (as determined in accordance with subsection 4.6(b)) at the time, or (ii) distribute to all holders of Common Stock, assets or debt securities of the Company, or rights or warrants to purchase the Company’s securities, which distribution has a per share value exceeding 10.0% of the Closing Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then in either case (i) and (ii), the Company must notify the Holders at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place. No adjustment to the ability of a Holder to convert will be made if the Holder will otherwise participate in the distribution without conversion.

               (B) In addition, if the Company is a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Common Stock would be converted into cash, securities or other property, a Holder may surrender Securities for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction. If the transaction also constitutes a Change in Control, the Holder can require the Company to purchase all or a portion of such Holder’s Securities, as described in Section 3.8.

     (b) The number of shares of Common Stock issuable upon conversion of a Security, if any, shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 9 of the Securities and is subject to adjustment as provided in this Article 4.

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

     If a Security is called for redemption or submitted for purchase upon a Change in Control pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be).

     The Company will provide written notice to the Conversion Agent upon the occurrence of any of the conversion events specified in paragraph (a) of this Section 4.1 (other than Section 4.1(a)(1) and 4.1(a)(2)).

     SECTION 4.2. CONVERSION PROCEDURE.

     (a) To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (ii) surrender the Security (if in certificated form) to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (iv) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.”

     (b) Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

     (c) To the extent the Company elects to satisfy any of its conversion obligations through delivery of shares of Common Stock, the person in whose name such Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security and the delivery by the Company of the Principal Return and Net Share Amount, if any, upon such conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of, plus accrued and unpaid interest on, the Security. Upon conversion, accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

     (d) Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof called for redemption on a Redemption Date, presented for purchase upon a Change in Control on a Change in Control Purchase Date or presented for repurchase on a Repurchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security, which will be deemed paid upon conversion. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

     (e) Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any, shall be based on the aggregate principal amount of Securities converted.

     (f) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of all Securities so surrendered.

     (g) If an Event of Default has occurred and is continuing (other than an Event of Default in a cash payment upon conversion of the Securities), the Company may not pay cash upon conversion of any Security or a portion of a Security (other than cash for fractional shares). Any inability or failure to pay cash as a result of the terms of this Section 4.2(g) shall not result in a Holder being entitled to receive any shares of Common Stock or other equity that it would not otherwise be entitled to receive but for the application of this Section 4.2(g).

     (h) Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Global Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

     (i) The delivery to the Holder of the Principal Return and Net Share Amount, if any, upon conversion of a Security will be treated as a payment (in an amount equal to the sum of the then fair market value of such Principal Return and Net Share Amount, if any) on the Security for purposes of the U.S. Treasury regulations governing contingent payment debt instruments.

     SECTION 4.3. FRACTIONAL SHARES.

     The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay the cash value of such fractional shares based upon the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     SECTION 4.4. TAXES ON CONVERSION.

     If a Holder converts a Security and receives part of the Conversion Value in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of such shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

     SECTION 4.5. COMPANY TO PROVIDE STOCK.

     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or shares issued out of treasury stock, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock constituting Net Shares delivered upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into such Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

     SECTION 4.6. ADJUSTMENT OF CONVERSION PRICE.

     (a) The conversion price as stated in paragraph 9 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

          (1) Dividends, Distributions, Subdivisions and Combinations. In case the Company shall: (i) pay a dividend on its Common Stock in shares of Common Stock or make a distribution on its Common Stock in shares of Common Stock; or (ii) subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (2) Issuance of Rights or Warrants. In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period of not more than 60 days following such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (b) of this Section 4.6) on the record date for the determination of stockholders (the “Rights Determination Date”) entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such Rights Determination Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such Rights Determination Date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (b) of this Section 4.6) of Common Stock on such Rights Determination Date, and of which the denominator shall be the number of shares of Common Stock outstanding on such Rights Determination Date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such Rights Determination Date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (3) Distributions of Capital Stock, Indebtedness or Other Assets.

               (A) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets, or rights or warrants (including securities of any person other than the Company but excluding:

                    (i) dividends or distributions referred to in subsection 4.6(a)(1), above;

                    (ii) rights and warrants referred to in subsection 4.6(a)(2), above;

                    (iii) dividends and distributions referred to in subsection 4.6(a)(4) below; and

                    (iv) distribution of rights to all holders of Common Stock pursuant to the a Rights Plan or the detachment of such rights under the terms of such Rights Plan),

then in such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (b) of this Section 4.6) of the Common Stock on the record date for the determination of stockholders entitled to receive such capital stock, evidences of indebtedness or other non-cash assets (the “Capital Stock Determination Date”), less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) on such Capital Stock Determination Date, of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Capital Stock Determination Date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (b) of this Section 4.6) of the Common Stock on such Capital Stock Determination Date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the Capital Stock Determination Date.

               (B) In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such Capital Stock Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such Capital Stock Determination Date. In the event that such distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(a)(3) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          (4) Cash Dividends or Distributions.

               (A) If the Company shall, by dividend or otherwise, make one or more dividends or distributions in cash during any fiscal quarter of the Company to all or substantially all holders of its Common Stock, in an aggregate amount that, together with the aggregate amount of all other cash dividends or distributions made during such fiscal quarter to all or substantially all holders of its Common Stock exceeds the product of $0.0133 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock) multiplied by the number of shares of Common Stock outstanding on the record date for determination of stockholders entitled to receive the dividend or distribution (the “Dividend Determination Date” and together with the Rights Determination Date and Capital Stock Determination Date, each a “Determination Date”) (excluding shares held in the treasury of the Company), then in such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Dividend Determination Date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock plus the amount per share of such dividend or distribution, to the extent it exceeds $0.0133 per share (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of Common Stock). The adjustment will be made successively whenever any such event occurs.

          (5) Tender Offer.

               (A) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of:

                    (i) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made; and

                    (ii) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock (as determined in accordance with subsection (b) of this Section 4.6) as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”) multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (b) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (b) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(a)(5) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(a)(5).

               (B) For purposes of this Section 4.6(a)(5), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

     (b) The term “Current Market Price” shall mean (i) for the purpose of any computation under subsection 4.1(a)(4), 4.6(a)(2), 4.6(a)(3) or 4.6(a)(5), the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Sale Prices for the 30 consecutive Trading Days commencing 45 Trading Days before the Determination Date or Expiration Date, as the case may be, and (ii) for the purpose of any computation under subsection 4.6(a)(4), the Current Market Price per share of Common Stock shall be deemed to be the average of the daily Closing Sale Prices per share of Common Stock for the first ten Trading Days from and including the first date that the Common Stock trades ex-dividend.

     In the event of a Conversion Price adjustment pursuant to subsections 4.6(a)(3) or (4), above, the Conversion Price may not be adjusted to be less than $36.03 (the “Minimum Conversion Price”); notwithstanding the foregoing, in the event of a Conversion Price adjustment pursuant to subsections 4.6(a)(1), (2) or (5), above, the Minimum Conversion Price will be adjusted in proportion to such adjustment in the Conversion Price.

     (c) Rights Plans.

           (1) In the event that the Company implements a new preferred shares rights plan or any similar plan (a “Rights Plan”), or the Company’s current Rights Plan is still in effect, upon conversion of the Securities, to the extent that any such Rights Plan has been implemented and is still in effect upon such conversion, the holders of Securities will receive, in addition to any Common Stock which they receive upon conversion, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6. If at the time a Holder converts its Securities or until the end of the Applicable Conversion Reference Period the rights have previously detached from the Common Stock and the Applicable Stock Price has been adversely impacted in a manner such that the value of the Principal Return and Net Share Amount, if any, received by a Holder upon conversion is inconsistent with the purpose of this provision, then the Applicable Stock Price shall be the fair value of a share of Common Stock as reasonably determined in good faith by the Board of Directors (whose determination shall be conclusive), adjusted appropriately to reflect the value of the rights.

          (2) Rights or warrants (or other rights issued pursuant to a Rights Plan) distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.6. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     (d) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the

Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

     SECTION 4.7. NO ADJUSTMENT.

     No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest one-hundredth of a cent or to the nearest one-ten-thousandth of a share, as the case may be.

     Except pursuant to Section 4.6 and 4.7, no adjustment need be made for issuances of Common Stock or any securities convertible or exchangeable for Common Stock or the right to purchase Common Stock or such convertible or exchangeable securities, including pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

     To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     No adjustment to the Conversion Price will be made to account for accrued interest or Contingent Interest.

     SECTION 4.8. ADJUSTMENT FOR TAX PURPOSES.

     The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     SECTION 4.9. NOTICE OF ADJUSTMENT.

     Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

     SECTION 4.10. NOTICE OF CERTAIN TRANSACTIONS.

     In the event that:

          (1) the Company takes any action which would require an adjustment in the Conversion Price;

          (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

          (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

     SECTION 4.11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

     If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right, subject to Section 4.14, to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security (if such Security were convertible into shares of Common Stock instead of into the Principal Return and Net Share Amount) immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price and other provisions (including related defined terms and Section 4.14) , which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price and other provisions (including related defined terms and Section 4.14) provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee Person, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     SECTION 4.12. TRUSTEE’S DISCLAIMER.

     The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

     SECTION 4.13. VOLUNTARY REDUCTION.

     The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during such period (i) if the Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock or similar event, and (ii) the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

     SECTION 4.14. PAYMENT UPON CONVERSION

     (a) Subject to Article 5, Section 4.1(a)(2) and Section 4.6(c)(1), if a Holder surrenders its Securities for conversion, the Company shall deliver (the “Conversion Obligation”), in respect of each $1,000 principal amount of Securities surrendered for conversion:

     (i) cash in an amount (the “Principal Return”) equal to the lesser of (A) the principal amount of such Security and (B) the Conversion Value; and

     (ii) if the Conversion Value is greater than the principal amount of each Security, a number of shares of Common Stock (the “Net Shares”) equal to the sum of the Daily Share Amounts for each Trading Day during the Applicable Conversion Reference Period (the “Net Share Amount”); provided that, in lieu of the delivery of Net Shares, the Company may, at its option, deliver cash or a combination of cash and shares of Common Stock with a value equal to the value of the Net Share Amount.

     The Daily Share Amounts shall be calculated using the Closing Sale Price of the Common Stock on each Trading Day. References herein to “Net Share Amount” shall be deemed to be references to such amount in cash or combination of cash and Common Stock, as applicable. The value of the Net Share Amount shall equal the sum of the Daily Share Amount for each Trading Day during the Applicable

Conversion Reference Period multiplied by such day’s Closing Sale Price. The Company shall pay cash in lieu of fractional Net Shares issuable upon conversion determined in accordance with Section 4.3.

     The Conversion Value, Principal Return and Net Share Amount will be determined by the Company promptly after the end of the Applicable Conversion Reference Period. The Company will pay the Principal Return and cash for fractional shares and deliver and/or pay the Net Share Amount, as applicable, no later than the third Business Day following the determination of the Applicable Stock Price. The Company will not issue fractional shares upon conversion. In the event that any of the Conversion Value, Daily Share Amounts or Closing Price, or the number of Net Shares to be issued and amount of cash to be paid in respect of the Net Shares, is not calculable for all portions of the Applicable Conversion Reference Period or the calculations do not produce results consistent with the purpose of this provision, the Company’s Board of Directors shall in good faith determine (whose determination shall be conclusive) the values and algorithms necessary to calculate the Conversion Value, Daily Shares Amounts, and Closing Price, as applicable.

     In the event of a conversion upon a Change in Control transaction where the calculation of the Daily Share Amount would not be possible because the Company’s Common Stock has ceased to be publicly traded, if Holders of Common Stock receive only cash in such transaction, the Closing Sale Price will be the cash amount paid per share. Otherwise, the Closing Sale Price will be the average of the Closing Sale Prices of the Company’s Common Stock on each of the ten consecutive Trading Days immediately prior to, but not including, the effective date of such Change in Control.

     In the event of a stock split, combination, dividend or any other event resulting in a Conversion Price adjustment pursuant to Section 4.6(a) during the Applicable Conversion Reference Period, appropriate adjustment to the equation for calculating Conversion Value and Net Share Amount shall be made, as determined by the Board of Directors of the Company.

     (b) In the event a Holder converts its Securities in connection with a Change in Control at any time during the period beginning on the date that the Company gives a Make-Whole Premium Upon Conversion Notice and ending on the close of business on the second Trading Day immediately preceding the Change in Control Purchase Date for such Change in Control, such Holder will receive:

     (i) the consideration described in Section 4.14(a); plus

     (ii) if such Change in Control occurs prior to August 15, 2008, the Make-Whole Premium, if any, in an amount and in a form, and payable on the relevant date, as determined pursuant to Article 5.

     (c) Notwithstanding Section 4.14(b), in the case of a Public Acquirer Change in Control, the Company may, in substitution of providing the consideration described in Section 4.14(b), elect to change the Conversion Obligation in connection with such Public Acquirer Change in Control by providing notice to Holders and the Trustee of such election (a “Public Acquirer Change in Control Notice”) not less than 10 Trading Days prior to the anticipated effective date of a Public Acquirer Change in Control known to the Company (or, if not known to the Company prior to such tenth Trading Day, within two Trading Days of when the Company becomes aware of such Public Acquirer Change in Control). In the event the Company provides such Public Acquirer Change in Control Notice, from and after the effective date of such Public Acquirer Change in Control, Holders of Securities will be entitled to convert their Securities, subject to this Section 4.14, into cash and shares of Public Acquirer Common Stock (as defined below) based on an adjusted

Conversion Price determined by dividing the Conversion Price in effect immediately before the Public Acquirer Change in Control by a fraction:

     (i) the numerator of which will be (x) in the case of a share exchange, consolidation or merger pursuant to which the Common Stock is converted into cash, securities or other property the average value of all cash and other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock in connection with such Public Acquirer Change in Control or (y) in the case of any other Public Acquirer Change in Control, the average of the Closing Sale Prices of the Common Stock, in each case for the five consecutive Trading Days prior to but excluding either (A) the effective date of such Public Acquirer Change in Control or (B) if later, the sixth Trading Day after the date a Public Acquirer Change in Control Notice is given, and

     (ii) the denominator of which will be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days prior to, but excluding, either (i) the effective date of such Public Acquirer Change in Control or (y) if later, the sixth Trading Day after the date a Public Acquirer Change in Control Notice is given.

     In the event the Company has provided a Public Acquirer Change in Control Notice, Holders shall, during the time periods for conversion specified under Section 4.1(a)(4)(B), have the right to convert their Securities (subject to satisfaction of the conditions to conversion in Section 4.1 and subject to the change in conversion rights that become effective on the effective date of a Public Acquirer Change in Control), and will be entitled to receive the Conversion Obligation pursuant to Section 4.14(a); provided, however, that such Holders shall not be entitled to receive the Make-Whole Premium. In addition, Holders may also require the Company to repurchase all or a portion of their Securities as provided in Section 3.8. In the event the Company has provided a Public Acquirer Change in Control Notice, any Holder that does not elect to convert its Securities prior to the effective date of the applicable Public Acquirer Change in Control will (unless such Securities are repurchased on such Change in Control Purchase Date) thereafter hold Securities convertible at any time into cash and shares of Public Acquirer Common Stock, if any, at the adjusted Conversion Price specified in this Section 4.14(c). On and after the effective date of such Public Acquirer Change in Control, the relevant Public Acquirer Change in Control will not constitute a Change in Control for purposes of determining the Conversion Value, Net Share Amount or Principal Return.

     On or prior to the effective date of such Public Acquirer Change in Control, the acquirer shall enter into an indenture supplement hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, expressly assuming and implementing the performance of this Section 4.14(c) by such acquirer and modifying such other provisions of this Indenture as may be necessary or appropriate in connection with such Public Acquirer Change in Control.

     “Public Acquirer Change in Control” means any event constituting a Change in Control and the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a transaction constituting a Change in Control (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “Public Acquirer Common Stock” if either (1) a direct or indirect majority owned subsidiary of the acquirer or (2) a corporation that directly or indirectly owns at least a majority of the acquirer, has a class of common stock satisfying the foregoing requirement. In such case, all references to Public Acquirer Common Stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

ARTICLE 5

MAKE-WHOLE PREMIUM

     SECTION 5.1. MAKE-WHOLE PREMIUM.

     (a) If a Change in Control occurs prior to August 15, 2008, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities at any time during the period beginning on the date that the Company provides the Make-Whole Premium Upon Conversion Notice and ending at 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Change in Control Purchase Date; provided, however, that no payment of the Make-Whole Premium will be made (i) in the case of a Change in Control if at least 90% of the consideration paid or payable for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Change in Control transaction consists of shares of Capital Stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction), or (ii) if the Company has provided a Public Acquirer Change in Control Notice as described in Section 4.14(c). The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Securities upon conversion as described in this Indenture.

     The Company shall mail a written notice to the Trustee and each Holder (and to beneficial owners as required by law) (i) at least ten Trading Days prior to the anticipated effective date of a Change in Control known to the Company that gives rise to the obligation to pay the Make-Whole Premium (or if not known to the Company prior to such tenth Trading Day, then within two Trading Days after the Company becomes aware of such Change in Control) of such anticipated effective date, which shall state that, as a result, Holders of Securities shall be entitled to the Make-Whole Premium (the “Make-Whole Premium Upon Conversion Notice”) upon conversion as described in Section 5.1(a) and (ii) within 15 days after such Change in Control has become effective (the “Change in Control Company Notice”); provided, however, that the Company shall not provide a Make-Whole Premium Upon Conversion Notice (i) if at least 90% of the consideration paid or payable for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Change in Control transaction consists of shares of Capital Stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction), or (ii) if the Company has provided a Public Acquirer Change in Control Notice as described in Section 4.14(c).

     In the event the Company does not provide the Make-Whole Premium Upon Conversion Notice within 10 Business Days after the occurrence of a Change in Control in which the Make-Whole Premium would be payable, the Company shall be deemed, for purposes of the first sentence of the first paragraph of Section 5.1(a), to have provided such notice on the tenth Business Day after the occurrence of such Change in Control.

     (b) The make-whole premium (the “Make-Whole Premium”) for each $1,000 principal amount of Securities shall be equal to an amount determined by multiplying (x) the percentage determined by reference to the table below based on the Effective Date and Share Price by (y) $1,000.

     (i) “Effective Date” means the date that a Change in Control becomes effective.

     (ii) “Stock Price” means the price paid (or deemed to be paid) per share of Common Stock in the transaction constituting the Change in Control, determined as follows:

               (A) if holders of the Common Stock receive only cash in the Change in Control, the Stock Price shall be the cash amount paid per share of Common Stock; or

               (B) otherwise, the Stock Price shall be the average Closing Sale Price of the Common Stock for the five Trading Days immediately preceding, but not including, the Effective Date.

     (iii) The following table (the “Make-Whole Premium Table”) sets forth the hypothetical Stock Price, Effective Date and percentage (to be applied to each $1,000 principal amount of Securities) for determining the Make-Whole Premium upon a Change in Control. The Stock Prices set forth in the first column of the table are subject to adjustment in accordance with Section 5.2.

Make-Whole Premium Applicable to the Securities Upon Change in Control
(Percentage of Principal Amount)

	February 25,	August 15,	August 15,	August 15,	August 15,
	2005	2005	2006	2007	2008
$32.50	26.1	26.1	26.1	26.1	26.1
$35.00	22.8	22.6	22.1	20.4	20.4
$40.00	17.8	17.3	15.8	12.9	9.0
$45.00	14.1	13.3	11.2	7.9	0.0
$50.00	11.3	10.4	8.0	4.7	0.0
$55.00	9.2	8.2	5.9	2.8	0.0
$60.00	7.6	6.6	4.4	1.7	0.0
$65.00	6.4	5.5	3.4	1.1	0.0
$70.00	5.5	4.6	2.8	0.8	0.0
$75.00	4.8	4.0	2.3	0.6	0.0
$80.00	4.3	3.5	2.0	0.6	0.0
$85.00	3.8	3.2	1.8	0.5	0.0
$90.00	3.5	2.9	1.6	0.5	0.0
$95.00	3.2	2.7	1.5	0.5	0.0
$100.00	3.0	2.5	1.4	0.4	0.0
$110.00	2.7	2.2	1.3	0.4	0.0
$120.00	2.4	2.0	1.2	0.4	0.0
$130.00	2.2	1.8	1.1	0.3	0.0
$140.00	2.0	1.7	1.0	0.3	0.0
$150.00	1.8	1.5	0.9	0.3	0.0

     The exact Stock Price and Effective Dates may not be set forth on the Make-Whole Premium Table, in which case:

•	if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Make-Whole Premium shall be determined by straight-line interpolation between the Make-Whole Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•	if the Stock Price is less than $32.50 (subject to adjustment in accordance with to Section 5.2) (the “Stock Price Threshold”), no Make-Whole Premium will be paid; and

•	if the Stock Price is in excess of $150.00 (subject to adjustment in accordance with Section 5.2) (the “Stock Price Cap”), no Make-Whole Premium will be paid.

     (c) The Company shall pay the Make-Whole Premium solely in shares of Common Stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Change in Control (other than cash paid in lieu of fractional interests in any security or other property delivered in connection with such Change in Control) on the Change in Control Purchase Date for the Securities after the Change in Control as provided in Section 3.8. If holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such Change in Control, then, for purposes of the foregoing, the forms of consideration in which the Make-Whole Premium shall be paid shall be in proportion to the relative value, determined in accordance with Section 5.1(d), of the different forms of consideration paid to holders of Common Stock in connection with such Change in Control.

     (d) The value of the shares of Common Stock or other consideration for purposes of determining the number of shares of Common Stock or other consideration to be issued or delivered, as the case may be, in respect of the Make-Whole Premium shall be calculated as follows:

     (i) in the case of a Change in Control in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including cash), the consideration shall be valued as follows:

     (A) securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices shall be valued at 98% of the average Closing Sale Price for the five Trading Days immediately prior to but excluding the Change in Control Purchase Date,

     (B) other securities, assets or property (other than cash) that holders will have the right to receive shall be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined on the Business Day immediately prior to the Change in Control Purchase Date by two independent nationally recognized investment banks selected by the Trustee, and

     (C) 100% of any cash.

     (ii) in all other cases, the value of each share of Common Stock shall equal 98% of the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days immediately prior to but excluding the Change in Control Purchase Date.

     (e) A Calculation Agent appointed from time to time by the Company shall, on behalf of and on request by the Company, calculate (A) the Stock Price and (B) the Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee, make the determinations described in Section 5.1(d)(i) and 5.1(d)(ii) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the Business Day immediately prior to the Change in Control Purchase Date. The Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, shall notify the Holders in accordance with Section 12.2 on the Change in Control Purchase Date of (x) the Make-Whole Premium per $1,000 principal amount of Securities and (y) the number of shares of Common Stock (or such other securities, assets or property (including cash) into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be paid in respect of the Make-Whole Premium in connection with such Change in Control, in the manner provided in this Indenture. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall verify, in writing, to the Trustee all calculations made by the Calculation Agent pursuant to this Section 5.1(e). A Calculation Agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be responsible for any of the aforementioned calculations and shall be entitled to rely on an Officer’s Certificate with respect to the same.

     (f) For purposes of determining whether at least 90% of the consideration paid or payable for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Change in Control transaction consists of shares of Capital Stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction), the value of the consideration received by holders of the Company’s Common Stock in any Change in Control shall be calculated as follows:

     (i) securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices shall be valued at 100% of the volume weighted average price of such securities for the five Trading Days immediately prior to but excluding the public announcement of such Change in Control; and

     (ii) other securities, assets or property (other than cash) that holders will have the right to receive shall be valued based on a determination as to their value by two independent nationally recognized investment banks or appraisal firms, as appropriate, selected by the Company; and

     (iii) 100% of any cash.

     (g) On or prior to the Change in Control Purchase Date, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) an amount of shares of Common Stock (or, in the case of a Change in Control in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including cash), an amount of such other securities or other assets or property (including cash)) sufficient to pay the Make-Whole Premium with respect to all the Securities converted in connection with such Change in

Control; provided, however, that, if such payment is made on the Change in Control Purchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 12:00 p.m., New York City time, on that Change in Control Purchase Date. Payment of the Make-Whole Premium for Securities surrendered for conversion within the period described in Section 3.8 shall be made promptly on the Change in Control Purchase Date by delivering in accordance with Section 12.2 checks in respect of cash and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register.

     SECTION 5.2. ADJUSTMENTS RELATING TO MAKE-WHOLE PREMIUM.

     Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 4.6, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Additional Premium Table shall be adjusted. The adjusted Stock Price Threshold, Stock Price Cap and Stock Prices set forth in the Additional Premium Table shall equal the Stock Price Threshold, Stock Price Cap and such Stock Prices, as the case may be, applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment and the denominator of which is the Conversion Rate, as adjusted. In the event that any of the Stock Prices, Stock Price Threshold or Stock Price Cap is not calculable or the calculations do not produce results consistent with the purpose of this provision, the Company’s Board of Directors shall in good faith determine (whose determination shall be conclusive) the values and algorithms necessary to determine the Stock Price, Stock Price Threshold and Stock Price Cap, as applicable.

ARTICLE 6
COVENANTS

     SECTION 6.1. PAYMENT OF SECURITIES.

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest (including Contingent Interest) shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 12:00 p.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

     The Company will not be required to make any payment in respect of the Securities on any day that is not a Business Day and any such payment will be due on the next succeeding Business Day and be treated as though it were paid on the original due date and additional interest will not accrue for the additional period of time.

     Payment of the principal of (and premium, if any) and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be Wells Fargo Corporate Trust, c/o the Depository Trust Company, 1st Floor - TADS Dept., 55 Water Street, New York, New York 10041, or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

     SECTION 6.2. SEC REPORTS.

     The Company shall file all reports and other information and documents that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     SECTION 6.3. COMPLIANCE CERTIFICATES.

     The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending September 30, 2005), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     SECTION 6.4. FURTHER INSTRUMENTS AND ACTS.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 6.5. MAINTENANCE OF CORPORATE EXISTENCE.

     Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     SECTION 6.6. RULE 144A INFORMATION REQUIREMENT.

     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such

Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 6.7. STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.8. PAYMENT OF CONTINGENT INTEREST

     (a) The Company shall pay Contingent Interest on the Securities as provided in the Global Security. If Contingent Interest is payable by the Company for any semi-annual period, the Company shall deliver to the Trustee notice that the Company is required to pay Contingent Interest for such semi-annual period, on or prior to the record date related to the interest payment date relating to such payment of Contingent Interest. The notice shall set forth the amount of Contingent Interest per $1,000 principal amount of Securities. Promptly after providing such notice to the Trustee, the Company will also disseminate a press release with respect to such payment of Contingent Interest through a public medium that is customary for such press releases.

     (b) For the purposes of this Indenture, the Securities shall be treated as indebtedness subject to U.S. Treasury regulations governing contingent payment debt instruments. Each Holder, by its acceptance of a Security agrees to be bound by the Company’s application of the U.S. Treasury regulations that govern contingent payment debt instruments including the Company’s determination that the rate at which interest will be deemed to accrue for U.S. federal income tax purposes will be 5.65% per year, compounded semi-annually.

ARTICLE 7
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 7.1. COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (provided that, if as of a result of such consolidation, merger, conveyance, transfer or lease, the Securities would become convertible into equity interests of a Person other than the Company pursuant to Section 4.11, then such Person shall not be a pass-through entity for U.S. federal income tax purposes) and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 7.2. SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8
DEFAULT AND REMEDIES

     SECTION 8.1. EVENTS OF DEFAULT.

     An “Event of Default” shall occur if:

          (1) the Company defaults in the payment of any interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

          (2) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon redemption, purchase or repurchase, on a Redemption Date, Repurchase Date, Change of Control Purchase Date or otherwise);

          (3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

          (4) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable; or

          (5) the Company fails to provide a Change in Control Purchase Notice when required by Section 3.8; or

          (6) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (an “Instrument”) with a principal amount then outstanding in excess of U.S. $25,000,000 whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not cured, waived, rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case or proceeding;

(B)	consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of its creditors; or

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(B)	appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C)	orders the liquidation of the Company or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 days.

     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (3) above is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 8.1 is cured, it ceases to exist.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

     SECTION 8.2. ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 8.1 with respect to the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section 8.1 occurs with respect to the Company, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 8.3. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 8.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

     Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Securities then outstanding, by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default in the payment of the principal of, or premium or interest on any Security, a failure by the Company to convert any Securities in accordance with this Indenture or any failure to comply with any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases to exist.

     SECTION 8.5. CONTROL BY MAJORITY.

     The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 8.6. LIMITATIONS ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities or for the appointment of a receiver or a trustee (except actions for payment of overdue principal or interest or for the failure of the Company to satisfy its Conversion Obligation upon conversion of the Securities pursuant to Article 4) unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     SECTION 8.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective ates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 8.8. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 8.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 8.10. PRIORITIES.

     If the Trustee collects any money or other property pursuant to this Article 8, it shall pay out the money or other property in the following order:

     First, to the Trustee for amounts due under Section 9.7;

     Second, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     Third, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

     SECTION 8.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

ARTICLE 9
TRUSTEE

     SECTION 9.1. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions, which, by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not on their face they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 9.2. RIGHTS OF TRUSTEE.

     Subject to Section 9.1:

     (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

     (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event, which is in fact such a default, is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     SECTION 9.3. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

     SECTION 9.4. TRUSTEE’S DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     SECTION 9.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

     If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Security.

     SECTION 9.6. REPORTS BY TRUSTEE TO HOLDERS.

     If such report is required by TIA Section 313, within 60 days after each March 15, beginning with the March 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

     SECTION 9.7. COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

     The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith.

     To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

     SECTION 9.8. REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 9.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

     Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

     SECTION 9.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

     SECTION 9.10. ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 10
SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 10.1. SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at the Final Maturity Date within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 shall survive and, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.8, 3.9, 3.10, 3.12, 3.13, 3.14, the last paragraph of 6.1 and 12.5, Article 4, and this Article 10, shall survive until the Securities have been paid in full.

     SECTION 10.2. APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

     SECTION 10.3. REPAYMENT TO COMPANY.

     The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors.

     SECTION 10.4. REINSTATEMENT.

     (a) If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

     (b) In the event that the Company exercises its right to redeem the Securities as provided in Article 3, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to Section 10.1(1)(B)(iii). In such case, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 10.1(1)(B)(iii).

ARTICLE 11
AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 11.1. WITHOUT CONSENT OF HOLDERS.

     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

     (a) to comply with Sections 4.11, 4.14(c) and 7.1;

     (b) to cure any ambiguity, defect or inconsistency;

     (c) to make any other change that does not adversely effect the rights of any Securityholder;

     (d) to comply with the provisions of the TIA; or

     (e) to appoint a successor Trustee.

     SECTION 11.2. WITH CONSENT OF HOLDERS.

     The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

     (a) change the stated maturity of the principal of, or interest on, any Security;

     (b) reduce the principal amount of, or Repurchase Price or Change in Control Purchase Price or any premium or interest on, any Security;

     (c) reduce the Make-Whole Premium on any Security;

     (d) reduce the amount of principal payable upon acceleration of the maturity of any Security;

     (e) change the place or currency of payment of principal of, or any premium or interest on, any Security;

     (f) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

     (g) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 or upon a Change in Control in a manner adverse to Holders;

     (h) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

     (i) reduce the Principal Return or Net Share Amount received upon conversion;

     (j) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

     (k) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

     (l) modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

     It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     SECTION 11.3. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

     SECTION 11.4. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (l) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

     SECTION 11.5. NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     SECTION 11.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

     SECTION 11.7. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12
MISCELLANEOUS

     SECTION 12.1. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

     SECTION 12.2. NOTICES.

     Any notice, request or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows: If to the Company:

Fair Isaac Corporation
901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota 55402
Attn: General Counsel

If to the Trustee:
Wells Fargo Bank, National Association
MAC N9303-110
Sixth and Marquette Avenue
Minneapolis, MN 55479
Attention: Corporate Trust Services (Fair Isaac Corporation — 1.5% Senior Convertible Notes, Series B Due August 15, 2023)

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 12.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     SECTION 12.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

     SECTION 12.5. RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

     The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote, waive or consent to any action by vote, waiver or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

     SECTION 12.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     SECTION 12.7. LEGAL HOLIDAYS.

     A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 12.8. GOVERNING LAW.

     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 12.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.10. NO RECOURSE AGAINST OTHERS.

     All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

     SECTION 12.11. SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 12.12. MULTIPLE COUNTERPARTS.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     SECTION 12.13. SEPARABILITY.

     In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.14. TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Fair Isaac Corporation

By:	/s/ Charles M. Osborne

Name:	Charles M. Osborne
Title:	Vice President and Chief Financial Officer

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Timothy P. Mowdy

Name:	Timothy P. Mowdy
Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO FAIR ISAAC CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

     [THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED

[1]	These paragraphs to be included only if the Security is a Global Security.

[2]	These paragraphs to be included only if the Security is a Restricted Security.

INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]2

     THE COMPANY AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, TO TREAT THE ISSUANCE OF THIS NOTE IN EXCHANGE FOR THE 1.5% SENIOR CONVERTIBLE NOTES DUE AUGUST 15, 2023 ISSUED BY THE COMPANY ON AUGUST 6, 2003 (“OUTSTANDING NOTES”) AS NOT CONSTITUTING A “SIGNIFICANT MODIFICATION” OF THE OUTSTANDING NOTES WITHIN THE MEANING OF UNITED STATES TREASURY REGULATIONS SECTION 1.1001-3(e)

FAIR ISAAC CORPORATION

CUSIP:	No.:

1.5% SENIOR CONVERTIBLE NOTES, SERIES B DUE AUGUST 15, 2023

     Fair Isaac Corporation, a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to ___, or registered assigns, the principal sum of ___ ($___) on August 15, 2023 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].1

Interest Payment Dates:	August 15 and February 15

Record Dates:	August 1 and February 1

     This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FAIR ISAAC CORPORATION

By:

Name:
Title:

Attest:

By:

Name:
Title:

Dated:

Trustee’s Certificate of Authentication: This is one of the
Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By: Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

FAIR ISAAC CORPORATION
1.5% SENIOR CONVERTIBLE NOTES, SERIES B DUE AUGUST 15, 2023

1. Interest

     (a) Regular Interest. Fair Isaac Corporation, a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 1.5% per annum (“Regular Interest”), from the most recent date on or prior to the date of the Indenture to which interest (at the rate of 1.5% per annum) has been paid or provided for on the Existing Securities through August 15, 2008. After August 15, 2008 the Company will not pay Regular Interest on this Security semi-annually as provided in clause (c), below, prior to maturity, but Regular Interest will continue to accrue and will be compounded semi-annually and be payable upon redemption, purchase, repurchase or on the Final Maturity Date.

     (b) Contingent Interest. The Company shall pay Contingent Interest on the Securities in the same manner as Regular Interest.

     (c) Procedure. The Company shall pay interest semi-annually on August 15 and February 15 of each year, with the first Regular Interest payment date to be August 15, 2005 and the first Contingent Interest payment date, if any, to be February 15, 2009. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, in the case of Regular Interest, if no interest has been paid, from the most recent date on or prior to the date of the Indenture to which interest (at the rate of 1.5% per annum) has been paid or provided for on the Existing Securities and in the case of Contingent Interest, if any, from August 15, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Regular Interest or Contingent Interest accrued or payable on such date as provided herein.

2. Method of Payment

     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on February 1 or August 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder, if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the interest payment date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company will not be required to make any payment in respect of the Securities on any day that is not a Business Day and any such payment will be due on the next succeeding Business Day and be treated as though it were paid on the original due date and additional interest will not accrue for the additional period of time.

3. Paying Agent, Registrar and Conversion Agent

     Initially, Wells Fargo Bank, National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. Indenture, Limitations

     This Security is one of a duly authorized issue of Securities of the Company designated as its 1.5% Senior Convertible Notes, Series B Due August 15, 2023 (the “Securities”), issued under an Indenture dated as of March ___, 2005 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

     The Securities are senior unsecured obligations of the Company limited to $400,000,000 aggregate principal amount, subject to Section 2.2 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured.

5. Optional Redemption

     (a) The Securities are subject to redemption, as a whole or in part, at any time on or after August 15, 2008, at 100% of the principal amount of the Securities being redeemed, together with accrued and unpaid interest up to, but not including, the Redemption Date; provided that if the Redemption Date occurs after a record date for payment of interest and prior to the interest payment date related to such record date, interest will be payable to the Holders in whose name the Securities are registered on the Redemption Date.

     (b) Notice of redemption will be mailed by first-class mail at least 20 but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

     (c) No sinking fund is provided for the Securities.

6. Conversion Arrangement on Call for Redemption

     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment banks or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into the Conversion Obligation and to make payment for such Securities to the Paying Agent in trust for such Holders.

7. Repurchase at the Option of the Holders

     (a) The Holders may require the Company to repurchase any outstanding Securities for cash, on August 15, 2007, August 15, 2008, August 15, 2013 or August 15, 2018 (each a “Repurchase Date”) at a purchase price per Security equal to 100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest to, but not including, the applicable Repurchase Date; provided that if such Repurchase Date is an interest payment date, interest on the Securities will be payable to the Holders in whose names the Securities are registered on such Repurchase Date.

     (b) The Company shall give written notice of the applicable Repurchase Date by delivery of the Repurchase Notice as provided in the Indenture, to each Holder (at its address shown in the register of the Registrar) and to beneficial owners as required by applicable law, not less than 20 Business Days prior to each Repurchase Date.

8. Purchase of Securities at Option of Holder Upon a Change in Control

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9. Conversion

     (a) Subject to the provisions of Article 4 of the Indenture, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) upon the occurrence of the conditions set forth in Article 4 of the Indenture; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). Subject to the provisions of Article 4 of the Indenture, a Holder of a Security may convert such Securities into:

          (i) cash in an amount (the “Principal Return”) equal to the lesser of (A) the principal amount of each Security and (B) the Conversion Value; and

          (ii) if the Conversion Value is greater than the principal amount of each Security, a number of shares of Common Stock (the “Net Shares”) equal to the sum of the Daily Share Amounts for each Trading Day during the Applicable Conversion Reference Period (the “Net Share Amount”); provided that, in lieu of the delivery of Net Shares, the Company may, at its option, deliver cash or a combination of cash and shares of Common Stock with a value equal to the Net Share Amount. The Daily Share Amount shall be calculated using the Closing Sale Price of the Common Stock on each Trading Day. References herein to

“Net Share Amount” shall be deemed to be references to such amount in cash or combination of cash and Common Stock, as applicable.

     The Conversion Value, Principal Return and Net Share Amount will be determined by the Company promptly after the end of the Applicable Conversion Reference Period. The Company shall pay the Principal Return and cash for fractional shares and deliver Net Shares, if any, no later than the third Business Day following the determination of the Applicable Stock Price.

     (b) The initial Conversion Price is $43.9525 per share, subject to adjustment under certain circumstances. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Sale Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     (c) To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof called for redemption on a Redemption Date, presented for purchase upon a Change in Control on a Change in Control Purchase Date or presented for repurchase on a Repurchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of the Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

     (d) A Security in respect of which a Holder had delivered a Change in Control Purchase Notice or Repurchase Election Notice, exercising the option of such Holder to require the Company to purchase or repurchase such Security may be converted only if the Change in Control Purchase Notice or Repurchase Election Notice is withdrawn in accordance with the terms of the Indenture and in the case of the Repurchase Election Notice, the Securities are otherwise convertible in accordance herewith and the terms of the Indenture.

10. Make-Whole Premium

     If a Change in Control occurs prior to August 15, 2008, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities at any time during the period beginning on the date that the Company provides the Make-Whole Premium Upon Conversion Notice and ending at 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Change in Control Purchase Date; provided, however, that no payment of the Make-Whole Premium will be made (i) in the case of a Change in Control if at least 90% of the consideration paid or payable for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Change in Control consists of shares of Capital Stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on the Nasdaq Stock Market or a successor automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction), or (ii) if the Company has provided a Public Acquirer Change in Control Notice as described in Section 4.14(c) of the Indenture. The Make-Whole Premium shall be paid on the Change in Control Purchase Date and shall be paid solely in shares of the Common Stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Change in Control, as described in the Indenture. The Make-Whole Premium shall be equal to an applicable percentage of the principal amount of the Securities specified in the Indenture. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Securities upon conversion as described in the Indenture.

     In the event the Company does not provide the Make-Whole Premium Upon Conversion Notice within 10 Business Days after the occurrence of a Change in Control in which the Make-Whole Premium would be payable, the Company shall be deemed, for purposes of the first sentence of the first paragraph of Section 5.1(a) of the Indenture, to have provided such notice on the tenth Business Day after the occurrence of such Change in Control.

11. Denominations, Transfer, Exchange

     The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12. Persons Deemed Owners

     The Holder of a Security may be treated as the owner of it for all purposes.

13. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

14. Amendment, Supplement and Waiver

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15. Successor Entity

     When a successor corporation, limited liability company, partnership or trust assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation, limited liability company, partnership or trust will (except in certain circumstances specified in the Indenture) be released from those obligations.

16. Defaults and Remedies

     The Indenture sets forth the applicable Events of Default with respect to the Securities. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17. Trustee Dealings with the Company

     Wells Fargo Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18. No Recourse Against Others

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19. Authentication

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20. Abbreviations and Definitions

     Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM	=	tenants in common,
TEN ENT	=	tenants by the entireties,
JT TEN	=	joint tenants with right of survivorship and not as tenants in common,
CUST	=	Custodian, and
UGMA	=	Uniform Gifts to Minors Act.

     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21. Contingent Instrument

     This Security shall be treated as indebtedness subject to U.S. treasury regulations governing contingent payment debt instruments.

22. Indenture To Control

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Fair Isaac Corporation, 901 Marquette Avenue, Suite 3200, Minneapolis, Minnesota 55402, Attention: Chief Financial Officer. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

23. Governing Law

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the
other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

     To convert this Security into the Principal Return and Net Share Amount, if any, check the box: ☐

     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $___.

     If you want the stock certificate (if any Net Shares are being paid in Common Stock) made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:
(Sign exactly as your name appears on the
other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CHANGE OF CONTROL PURCHASE NOTICE

To: Fair Isaac Corporation

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Fair Isaac Corporation (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

REPURCHASE ELECTION NOTICE

To: Fair Isaac Corporation

     The undersigned registered owner of this Security hereby requests and instructs Fair Isaac Corporation (the “Company”) to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Repurchase Price on August 15, ___, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed

(in an integral multiple of $1,000, if less than all):

     NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES3

     The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

Principal Amount
of this Global Security	Authorized		Amount of
Following Such	Signatory of	Amount of Decrease in	Increase in
Decrease Date	Securities	Principal Amount	Principal Amount
of Exchange (or Increase)	Custodian	of this Global Security	of this Global Security

[3]	This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF TRANSFER RESTRICTED SECURITIES2

Re:	1.5% Senior Convertible Notes, Series B due August 15, 2023 (the “Securities”) of Fair Isaac Corporation.

This certificate relates to $___ principal amount of Securities owned in (check applicable box)

☐ book-entry or ☐ definitive form by ___ (the “Transferor”).

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of March ___, 2005 between Fair Isaac Corporation and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:
(Insert Name of Transferor)